Exhibit 99.1

For further information contact:

Release Date:	March 30, 2011	Home Bancorp, Inc.
	For Immediate Release	John W. Bordelon, President and CEO (337) 237-1960

GS Financial Corp.
Stephen E. Wessel, President and CEO (504) 457-6220

HOME BANCORP ANNOUNCES ACQUISITION OF GS FINANCIAL CORP.

Lafayette and Metairie, Louisiana – Home Bancorp, Inc. (NASDAQ: “HBCP”), the holding company of the 102-year-old Home Bank (www.home24bank.com) and GS Financial Corp. (NASDAQ: “GSLA”), the holding company of the 74-year-old Guaranty Savings Bank, announced that they have entered into a definitive agreement for Guaranty Savings Bank to merge into Home Bank in a cash transaction. The merger was unanimously approved by both companies’ boards of directors. The holding companies for each bank will also merge. Under the terms of the agreement, shareholders of GS Financial will receive $21.00 per share in cash upon completion of the merger. The combined company will have total assets of approximately $950 million, $625 million in loans and $750 million in deposits.

“Guaranty’s deep relationships with its customers and excellent branch locations provide the ideal setting for Home Bank’s expansion into Orleans and Jefferson Parishes,” said John W. Bordelon, President and Chief Executive Officer of Home Bancorp and Home Bank. “There’s new energy and opportunity in the greater New Orleans area, and Home Bank plans to be a key contributor in the resurgence of the region.”

“Our customers expect the very best service in Louisiana banking,” said Stephen E. Wessel, President of Guaranty Savings Bank. “Home Bank’s reputation for outstanding service and products makes this a perfect partnership. We will now be able to serve our customers even more effectively due to Home Bank’s geographic reach and product offerings.”

“This transaction is consistent with our goal of growing our company along Louisiana’s I-10/I-12 corridor,” added Mr. Bordelon. “The markets along this corridor have demonstrated their resiliency and are positioned to prosper well into the future.”

The merger, which is expected to be completed in the third quarter of 2011, is subject to GS Financial Corp. shareholder approval, regulatory approval and other customary conditions. Home Bancorp expects to realize cost savings of approximately $1.5 million on a pre-tax basis, and anticipates that the transaction will be over 10% accretive to earnings, once savings are fully phased in by 2012. The dilution to tangible book value is expected to be minimal. Merger-related expenses are expected to total approximately $2.5 million on a pre-tax basis. Following the merger, Home Bank’s capital position is expected to remain one of the strongest in the industry with total risk-based capital near 19%. No additional capital is needed to complete the transaction.

Home Bancorp was advised in the transaction by Sandler O’Neill + Partners, L.P. and Fishman Haygood Phelps Walmsley Willis & Swanson, L.L.P. GS Financial was advised by FIG Partners LLC and Elias, Matz, Tiernan & Herrick LLP.

About Home Bancorp, Inc.

Home Bancorp, Inc. is a Louisiana corporation that became the holding company for Home Bank in October 2008 upon Home Bank’s mutual to stock conversion. Home Bank is a federally chartered, community-oriented savings bank which was originally organized in 1908 and is headquartered in Lafayette, Louisiana. Home Bank currently conducts business from 18 full-service banking locations and one loan production office in the Lafayette, Baton Rouge and Northshore (of Lake Ponchartrain) regions of south Louisiana.

About GS Financial Corp.

GS Financial Corp. was incorporated under Louisiana law on December 24, 1996 and registered with the Office of Thrift Supervision as a savings and loan holding company. GS Financial Corp. commenced operations on April 1, 1997 as the parent of Guaranty Savings Bank, which until June 2006 was known as Guaranty Savings and Homestead Association and has been in continuous operation in the greater New Orleans area since 1937. Guaranty Savings Bank is a federally chartered savings bank. Guaranty Savings Bank engages in community banking, serving a market area that covers the southeast corner of Louisiana through five branch offices and one mortgage loan production office.

GS Financial will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by GS Financial will be available free of charge from Stephen F. Theriot, Chief Financial Officer, at (504) 883-5528.

GS Financial and its directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of GS Financial in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of GS Financial in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about GS Financial’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 25, 2010.

This news release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to obtain such approvals or satisfy such conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Home Bancorp’s and GS Financial’s Annual Reports on Form 10-K and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the companies’ reports filed with the SEC are available in the Investor Relations section of the companies’ websites, www.home24bank.com and www.gsfinancialcorp.com. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.